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                  VAN KAMPEN TRUST FOR INSURED MUNICIPALS FUND
                         ITEM 77(O) 10F-3 TRANSACTIONS
                       NOVEMBER 1, 2008 -- APRIL 30, 2009

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
                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased    Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers       Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  --------------  -----------------
   Municipal     01/08/09       -     $  98.69  $   78,680,000  $1,000,000    1.27%       5.80%    Goldman, Sachs  Goldman Sachs
Energy Agency                                                                                      & Co.,
 of Nebraska                                                                                       Citigroup,
                                                                                                   Morgan Stanley
                                                                                                   & Co.,
                                                                                                   Incorporated

 Dallas Texas    02/11/09       -     $  98.21  $  324,940,000  $1,000,000    0.31%       1.23%    J.P. Morgan,    JP Morgan
 Civic Center                                                                                      RBC Capital
  5.250% due                                                                                       Markets,
   8/15/2034                                                                                       Barclays
                                                                                                   Capital,
                                                                                                   Siebert
                                                                                                   Brandford
                                                                                                   Shank &
                                                                                                   Co., LLC,
                                                                                                   Southwest
                                                                                                   Securities,
                                                                                                   Inc., Goldman,
                                                                                                   Sachs & Co.,
                                                                                                   Walton Johnson
                                                                                                   & Company,
                                                                                                   Morgan Stanley
                                                                                                   & Co.,
                                                                                                   Incorporated
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